UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2009

NTN BUZZTIME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5966 La Place Court, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (760) 438-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the compensation committee of the board of directors of NTN Buzztime, Inc. ("we," "us," "our," or the "Company") adopted the NTN Buzztime, Inc. Corporate Incentive Plan for Eligible Employees of NTN Buzztime, Inc. and NTN Canada Inc. Fiscal Year 2009 (the "2009 Incentive Plan").  The purpose of the 2009 Incentive Plan is to motivate eligible participants to focus on and maximize their efforts to achieve our corporate goals and to encourage the retention of those employees that do so.

The 2009 Incentive Plan is administered by our executive committee, which is comprised of our Chief Executive Officer, Chief Financial Officer and Vice President, Human Resources.

All active, full-time employees are eligible to participate in the 2009 Incentive Plan unless they participate in any of our other compensation programs. Eligible participants include each of our principal executive officer, principal financial officer and our other named executive officers. Each participant will receive a performance evaluation assessing his or her overall performance during our 2009 fiscal year. Only those participants that receive a "meets requirements" performance rating in such evaluation will be eligible to participate.

To earn compensation under the 2009 Incentive Plan, the 2009 Incentive Plan must be funded and the participant must be employed by us on the payout date.  The 2009 Incentive Plan is funded only if we achieve our corporate goals, which consist of (i) target EBITDA (earnings before interest, tax, deprecation and amortization) and (ii) target free cash flow (defined as our operating cash flow less capital expenditures).

Each participant will be assigned a target payout amount, which will equal a percentage of such participant's annual base salary. Our Chief Executive Officer’s target payout amount is 50% of his 2009 base salary.  Our Chief Executive Officer began serving in such capacity on February 2, 2009, and as such his target payout amount is $171,875.  Our Chief Financial Officer’s target payout amount is 35% of her 2009 base salary or $97,130.  The amount of the target payout that a participant receives is determined by taking into account our corporate goals, that participant's individual performance and such participant's department performance, each of which is given a different weight factor in calculating each individual's total target payout. The target payout amount will be paid, if earned, semi-annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN Buzztime, Inc.
By: /s/ Kendra Berger
Kendra Berger Chief Financial Officer
Date: March 3, 2009